Exhibit 23.3






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form SB-2 (File No. 333-109522) of our report dated September 23, 2002 on our audit of the consolidated financial statements of Invisinet, Inc. We also consent to the reference to our Firm under the caption "Experts."



/s/Blackman Kallick Bartelstein LLP

Chicago, Illinois
February 4, 2004